As filed with the Securities and Exchange Commission on August 7, 2013
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________
Cellular Dynamics International, Inc.
(Exact name of registrant as specified in its charter)
_________________________
WISCONSIN    26-1737267
(State or other jurisdiction of incorporation or organization) (IRS Employer Identification Number)
_________________________
Cellular Dynamics International, Inc.
525 Science Drive
Madison, Wisconsin 53711
(608) 310-5100
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
_________________________
Cellular Dynamics International, Inc. 2008 Equity Incentive Plan
Cellular Dynamics International, Inc. 2013 Equity Incentive Plan
(Full title of plan)
_________________________

Robert J. Palay Chairman of the Board and Chief Executive Officer Cellular Dynamics International, Inc. 525 Science Drive Madison, Wisconsin 53711 (608) 310-5100	with copy to: Anna M. Geyso Dennis F. Connolly Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, Wisconsin 53202 (414) 273-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☐          Accelerated filer  ☐        Non-accelerated filer  ☒          Smaller reporting company  ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(4)		Amount of Registration Fee
Common Stock, $0.0001 par value per share:
— Outstanding under the 2008 Equity Incentive Plan	1,612,532	shares	$8.36	$13,480,767.52	(3)	$1,838.78
— To be issued under the 2013 Equity Incentive Plan	120,188	shares	$9.93	$1,193,466.84	(2)	$162.79
— Outstanding under the 2013 Equity Incentive Plan	711,471	shares	$12.00	$8,537,652.00		$1,164.54
TOTAL:	2,445,217	shares		$23,211,886.36		$3,166.11

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2008 Equity Incentive Plan (“2008 Plan”) or the 2013 Equity Incentive Plan (“2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $9.93, the average of the high and low prices reported on August 1, 2013.

(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $8.36 per share.

(4)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Cellular Dynamics International, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) and the 2008 Equity Incentive Plan (the “2013 Plan”), as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

Cellular Dynamics International, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Prospectus filed with the Commission on July 26, 2013, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-189049), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(2) The description of the Registrant’s common stock, $0.0001 par value per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36021) filed with the Commission on July 23, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of the Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s amended and restated bylaws provide that it will indemnify its directors, officers and employees to the fullest extent permitted by the Wisconsin Business Corporation Law (“WBCL”).

If the WBCL is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by the WBCL, as so amended. The Registrant’s amended and restated articles of incorporation do not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under the WBCL. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Registrant’s amended and restated bylaws, the Registrant is also empowered to enter into indemnification agreements with the Registrant’s directors, officers and employees to purchase insurance on behalf of any person whom it is required or permitted to indemnify.

In addition to the indemnification that is required in the Registrant’s amended and restated bylaws, the Registrant has entered into indemnification agreements with each of the individuals then serving on the Registrant’s board of directors. These agreements provide for the indemnification of the Registrant’s directors to the fullest extent permitted by law.

The limitation of liability and indemnification provisions in the Registrant’s amended and restated bylaws may discourage shareholders from bringing a lawsuit against the Registrant’s directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Registrant and its shareholders. Further, a shareholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and certain employees pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

(a)    The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S‑K:

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
4.1*	Form of Registrant’s common stock certificate.	S-1	333-189049	4.1	June 3, 2013
5.1	Opinion of Godfrey & Kahn, S.C.
10.1*	2008 Equity Incentive Plan.	S-1	333-189049	10.5	June 3, 2013
10.2	2013 Equity Incentive Plan.
10.3*	Form of Executive Officer Stock Option Agreements (2008 Equity Incentive Plan).	S-1	333-189049	10.1	June 3, 2013
10.4*	Form of Director Stock Option Agreements (2008 Equity Incentive Plan).	S-1	333-189049	10.2	June 3, 2013
10.5*	Form of Consultant Stock Option Agreements (2008 Equity Incentive Plan).	S-1	333-189049	10.3	June 3, 2013
10.6*	Form of Employee Stock Option Agreements (2008 Equity Incentive Plan).	S-1	333-189049	10.4	June 3, 2013
10.7*	Form of Stock Option Agreement between Registrant and Chief Executive Officer and Chairman and President and Vice Chairman (2013 Equity Incentive Plan).	S-1	333-189049	10.50	June 3, 2013
10.8*	Form of Executive Officer Stock Option Agreement (2013 Equity Incentive Plan).	S-1	333-189049	10.51	June 3, 2013
10.9*	Form of Director Stock Option Agreement (2013 Equity Incentive Plan).	S-1	333-189049	10.52	June 3, 2013
10.10*	Form of Stock Option Agreement between Registrant and James A. Thomson (2013 Equity Incentive Plan).	S-1	333-189049	10.53	June 3, 2013
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (see signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-189049), as declared effective on July 24, 2013.

Item 9.  Undertakings.

A.     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 7th day of August, 2013.

CELLULAR DYNAMICS INTERNATIONAL, INC.

By:  /s/ Robert J. Palay
Robert J. Palay
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Palay and David S. Snyder, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign the Registration Statement on Form S-8 of Cellular Dynamics International, Inc., and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert J. Palay Robert J. Palay Chief Executive Officer and Director (Principal Executive Officer)	/s/ David S. Snyder David S. Snyder Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Thomas M. Palay Thomas M. Palay Director	_____________ Michael E. Falk Director
/s/ Kenneth C. Hunt Kenneth C. Hunt Director	______________ Craig T. January Director
/s/ Leonard Loventhal Leonard Loventhal Director	/s/ Sheli Z. Rosenberg Sheli Z. Rosenberg Director
/s/ Stanley D. Rose Stanley D. Rose Director	/s/ Michael J. Van Handel Michael J. Van Handel Director
/s/ James A. Thomson James A. Thomson Director

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
4.1*	Form of Registrant’s common stock certificate.	S-1	333-189049	4.1	June 3, 2013
5.1	Opinion of Godfrey & Kahn, S.C.
10.1*	2008 Equity Incentive Plan.	S-1	333-189049	10.5	June 3, 2013
10.2	2013 Equity Incentive Plan.
10.3*	Form of Executive Officer Stock Option Agreements (2008 Equity Incentive Plan).	S-1	333-189049	10.1	June 3, 2013
10.4*	Form of Director Stock Option Agreements (2008 Equity Incentive Plan).	S-1	333-189049	10.2	June 3, 2013
10.5*	Form of Consultant Stock Option Agreements (2008 Equity Incentive Plan).	S-1	333-189049	10.3	June 3, 2013
10.6*	Form of Employee Stock Option Agreements (2008 Equity Incentive Plan).	S-1	333-189049	10.4	June 3, 2013
10.7*	Form of Stock Option Agreement between Registrant and Chief Executive Officer and Chairman and President and Vice Chairman (2013 Equity Incentive Plan).	S-1	333-189049	10.50	June 3, 2013
10.8*	Form of Executive Officer Stock Option Agreement (2013 Equity Incentive Plan).	S-1	333-189049	10.51	June 3, 2013
10.9*	Form of Director Stock Option Agreement (2013 Equity Incentive Plan).	S-1	333-189049	10.52	June 3, 2013
10.10*	Form of Stock Option Agreement between Registrant and James A. Thomson (2013 Equity Incentive Plan).	S-1	333-189049	10.53	June 3, 2013
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (see signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-189049), as declared effective on July 24, 2013.